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                       AMENDMENT TO DIRECTORS' EQUITY PLAN

o The amendment and resolution below permits Karen Williams and Gordon Rainey to participate in the Directors' Equity Plan

o Previously, their firms required that stock payments could not be made to them directly. Such is no longer the case.

o  The plan must be revised to allow this change.

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                         CRESTAR FINANCIAL CORPORATION

                           BOARD OF DIRECTORS MEETING
                               September 26, 1997

RESOLUTION AMENDING THE DEFINITION OF A DIRECTOR UNDER THE DIRECTORS' EQUITY PROGRAM TO MEAN A DULY ELECTED OR APPOINTED MEMBER OF THE BOARD WHO IS NOT AN EMPLOYEE OF THE COMPANY OR AN AFFILIATE OR SUBSIDIARY OF THE COMPANY, EXCLUDING ANY MEMBER OF THE BOARD WHO IS REQUIRED TO TRANSFER, ASSIGN OR PAY HIS OR HER BENEFITS UNDER THE PLAN TO THE MEMBER'S EMPLOYER OR FIRM.

         BE IT RESOLVED, that Karen Hastie Williams and Gordon F. Rainey, Jr., duly elected directors of Crestar Financial Corporation, are hereby designated as active, eligible participants of the Directors' Equity Plan and, as such, are eligible to receive benefits under the Plan.



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                                  EXPLANATION
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o  Gordon Rainey and Karen Hastie-Williams are two directors who currently are required to transfer retainer fees to their respective law firms, Hunton & Williams and Crowell & Moring per firm policy.

o Both firms have recently revised their policies to distinguish forms of director compensation between retainer fees and director benefits, therefore now permitting Mr. Rainey and Ms. Williams to receive directors' benefits even though their retainer fees must be transferred to their firms.

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